LAM RESEARCH CORPORATION
2025 STOCK INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.
2.Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a)“Administrator” means the Board, the Compensation Committee or any of the Committees appointed to administer the Plan.
(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.
(d)“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(e)“Award” means the grant of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or Other Award under the Plan.
(f)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g)“Board” means the Board of Directors of the Company.
(h)“Code” means the Internal Revenue Code of 1986, as amended.
(i)“Committee” means the Compensation Committee or any committee appointed by the Board or Compensation Committee to administer the Plan or any aspect of the Plan, and may include a committee of Officers or employees of the Company where permitted under Applicable Laws.
(j)“Common Stock” means the common stock of the Company, par value $0.001 per share.
(k)“Company” means Lam Research Corporation, a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l)“Compensation Committee” means the Compensation and Human Resources Committee of the Board.
(m)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(n)“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, unless otherwise provided in the applicable Award Agreement, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.
(o)“Corporate Transaction” means, except as otherwise set forth in an Award Agreement, any of the following transactions:
(i)a merger or consolidation in which the Company is not the surviving entity or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction (which transaction shall not include a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants);
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company, including a liquidation or dissolution of the Company; or
(iii)the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company by tender offer or similar transaction.
(p)“Director” means a member of the Board or the board of directors of any Related Entity.
(q)“Disability” shall be defined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options.

(r)“Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” means, that as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(u)“Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.
(v)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(w)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(x)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y)“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(z)“Other Award” means an Award that may be denominated or payable in Shares or cash, including, but not limited to, purchase rights for Shares, the grant of Shares as a bonus, deferred Shares, performance Shares, phantom Shares, and other similar types of Awards, each with the terms and conditions as determined by the Committee pursuant to an Award Agreement.

(aa)“Outside Director” means a Director who is not an Employee.
(ab)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ac)“Plan” means this 2025 Stock Incentive Plan, as adopted by the Company.
(ad)“Related Entity” means any Parent or Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.
(ae)“Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.
(af)“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
(ag)“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(ah)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(ai)“Share” means a share of the Common Stock.
(aj)“Stock Appreciation Right” means an Award to receive the appreciation in value of a Share from the date of grant until the time of exercise.
(ak)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to the Plan.
(a)Subject to the provisions as set forth in Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is (i) 96,800,000 Shares, plus (ii) any Shares that remain available for grants under the Company’s 2015 Stock Incentive Plan (the “Prior Plan”) on November 3, 2025, plus (iii) Shares that are subject to awards granted under the Plan or the Prior Plan that are added (or added back, as applicable) to the aggregate Shares available for grant under this Section 3(a) pursuant to the share counting rules of the Plan or Prior Plan. The maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 96,800,000 Shares. Any Shares subject to Awards granted under the Plan other than Options and Stock Appreciation Rights shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share subject to such Award (and shall be counted as two (2) Shares for every one (1) Share returned to the Plan pursuant to Section 3(b), below). Options and Stock Appreciation Rights shall be counted against the limit set forth herein as one (1) Share subject to such Award (and shall be counted as one (1) Share returned to the Plan pursuant to Section 3(b), below). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
(b)Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily), or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan (e.g., Restricted Stock) pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option or Stock Appreciation Right exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan, (ii) Shares withheld by the Company to satisfy any Option or Stock Appreciation Right tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan, (iii) Shares subject to share-settled stock appreciation rights under the Plan that are not actually issued in connection with the settlement of such stock appreciation rights on the exercise thereof shall not be returned to the Plan and shall not become available for future issuance under the Plan, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be returned to the Plan and shall not become available for future issuance under the Plan. Shares withheld by the Company to satisfy any tax withholding obligation for an Award other than for an Option or Stock Appreciation Right shall be returned to the Plan and shall become available for future issuance under the Plan.
(c)Any Shares covered by an award (or portion of an award) under the Prior Plan which is forfeited, canceled or expires (whether voluntarily or involuntarily), or is settled in cash, shall be available for the granting of Awards under the Plan. Shares that actually have been issued under the Prior Plan (e.g., restricted stock) pursuant to an award shall not be available for Awards under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for the granting of Awards under the Plan. Shares withheld by the Company to satisfy any tax withholding obligation for an award under the Prior Plan other than for an option or stock appreciation right shall be available for the granting of Awards under the Plan. For purposes of the Share recycling provisions set forth above in this Section 3(c) applicable to Shares subject to Prior Plan awards, if any such Shares were subject to stock options or stock appreciation rights under the Prior Plan, the number of Shares available for Awards under the Plan shall increase by one (1) for each such Share, and if any such Shares were subject to awards other than stock options or stock appreciation rights under the Prior Plan, the number of Shares available for Awards under the Plan shall increase by two (2) for each such Share. On the other hand, (i) Shares tendered or withheld in payment of an option or stock appreciation right exercise price under the Prior Plan shall not be available for Awards under the Plan, (ii) Shares withheld by the Company to satisfy any tax withholding obligation for an option or stock appreciation right under the Prior Plan shall not be available for Awards under the Plan, (iii) Shares subject to share-settled stock appreciation rights under the Prior Plan that are not actually issued in connection with the settlement of such stock appreciation rights on the exercise thereof shall not be available for Awards under the Plan, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options under the Prior Plan shall not be available for Awards under the Plan.
4.Administration of the Plan.
(a)Plan Administrator.

(i)Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) the Compensation Committee or a Committee designated by the Board, each of which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii)Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) the Compensation Committee or a Committee that shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the delegating authority.
(iii)Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
(b)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board or the Compensation Committee, the Administrator shall have the authority, in its discretion:
(i)to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii)to determine whether and to what extent Awards are granted hereunder;
(iii)to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions of any Award granted hereunder;
(vi)to amend the terms of any outstanding Award granted under the Plan, provided that (A) no modification of any Award, even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Grantee unless (1) the affected Grantee consents to the amendment, suspension, termination, or modification or (2) the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Laws, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any Corporate Transaction, is in the best interests of the Company or its stockholders; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option or Stock Appreciation Right awarded under the Plan shall be subject to stockholder approval, except in connection with an adjustment described in Sections 6(d), 10 or 11, and (C) canceling an Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation

Right, Other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with an adjustment described in Sections 6(d), 10 or 11;
(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;
(viii)to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and
(ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
5.Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants of the Company and its Subsidiaries and Affiliates. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees who are residing in foreign jurisdictions as the Administrator may determine from time to time.
6.Terms and Conditions of Awards.
(a)Types of Awards; Dividends. The Administrator is authorized under the Plan to award Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Other Awards with an exercise or conversion privilege related to the passage of time or Continuous Service, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions as determined by the Administrator. The Administrator may provide for the payment of dividends or dividend equivalent rights in the terms of an Award other than Options or Stock Appreciation Rights, as evidenced in an Award Agreement. Such amounts may be paid in cash or additional Shares and will be subject to the same vesting restrictions as the underlying Award. For the avoidance of doubt, any dividends or dividend equivalent rights with respect to an Award shall be deferred until, and paid contingent upon, the vesting of such underlying Award.
(b)Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of the Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
(c)Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may include, but are not limited to, any one of, or combination of, the following: (i) stock or market price; (ii) earnings per share; (iii) total shareholder value or return; (iv) operating margin (with or without regard to amortization/impairment of goodwill); (v) gross margin; (vi) return on equity or average shareholder’s equity; (vii) return on assets or net assets; (viii) return on investment; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) pre-tax profit; (xiv) cash flow (including free cash flow); (xv) revenue; (xvi) expenses; (xvii) earnings (including special or extraordinary items); (xviii) earnings before taxes; (xix) earnings before interest and taxes; (xx) net earnings; (xxi) earnings before interest, taxes and depreciation; (xxii) economic value added; (xxiii) market share; (xxiv) applications won; (xxv) controllable profits; (xxvi) customer satisfaction management by objectives; (xxvii) individual management by objectives; (xxviii) product or technological developments; (xxix) net income; (xxx) orders (whether new or not); (xxxi) pro forma net income; (xxxii) asset turnover; (xxxiii) minimum cash balances; (xxxiv) return on sales; (xxxv) return on capital or invested capital; (xxxvi) operational performance; (xxxvii) backlog; (xxxviii) deferred revenue; (xxxix) revenue per employee; (xxxx) overhead; (xxxxi) days sales outstanding; (xxxxii) inventory turns; (xxxxiii) operating cash flow; and (xxxxiv) strategic plan development and implementation (including individually designed goals and objectives that are consistent with the Grantee’s specific duties and responsibilities and that are designed to improve the organizational performance of the Company, an affiliate, or a specific business unit thereof and that are consistent with and derived from the strategic operating plan of the Company, an affiliate or any of their business units for the applicable performance period). The level or levels of performance specified with respect to a performance goal may be GAAP or non-GAAP measures (and may, without limitation, appropriately adjust any evaluation of performance under the business criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any items that are unusual in nature or infrequent in occurrence as described in FASB Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or in the Company’s earnings releases for the applicable year) as determined by the Administrator and may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity, including on a pro forma basis. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, if the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business or other events or circumstances render a performance goal unsuitable, the Administrator may in its discretion modify such performance goal, or the actual level of achievement regarding such performance goal, in whole or in part, as the Administrator deems appropriate and equitable.

(d)Acquisitions and Other Transactions. The Administrator may, as permitted by Nasdaq listing rule 5635(c), issue Awards under the Plan in the assumption, conversion, or in substitution, of outstanding awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction. Any Shares that are issued in such circumstances will not reduce the number of Shares available for issuance under the Plan or otherwise count against the limits contained in Section 3 or Section 6(m).
(e)Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(f)Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(g)Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).
(h)Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
(i)Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.
(j)Vesting. The Award Agreement will specify the period or periods of Continuous Service necessary before the Award will vest, provided that no Award may vest sooner than the one year anniversary of the date of grant except with respect to (i) Awards to Outside Directors that vest on or about the one year anniversary of the applicable date of grant and the date of the next annual meeting of the Company’s stockholders, which vesting date is at least 50 weeks after the date of grant, (ii) Shares delivered in lieu of currently payable cash obligations, (iii) any additional Awards the Administrator may grant, up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued pursuant to the Plan or as otherwise described in this subsection (subject to adjustment under Section 10), or (iv) Awards granted in connection with the assumption, conversion, or in substitution of outstanding awards pursuant to Section 6(d). An Award may provide for the earlier vesting of such an Award in specific circumstances, including (x) in the event of the death or Disability of a Grantee, (y) in the event of the termination of a Grantee’s Continuous Service, or (z) in the event of a Corporate Transaction or Related Entity Disposition where either (A) within a specified period the Grantee is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Awards are not assumed or converted into replacement awards as evidenced in the applicable Award Agreement.
(k)Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Awards other than Incentive Stock Options shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
(l)Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.
(m)Limitation on Outside Director Compensation. Notwithstanding anything to the contrary contained in the Plan, in no event will the value of any Awards granted to any Outside Director in any one calendar year for such service, when added to any cash fees payable to such Outside Director for such service in such calendar year, have an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) in excess of $1,000,000 (or, for a non-executive chair of the Board, $1,500,000).
7.Award Exercise or Purchase Price, Consideration and Taxes.
(a)Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i)In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(ii)In cases other than the case described in the preceding paragraph, the per Share exercise price of an Option or Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iii)In the case of a Restricted Stock, Restricted Stock Unit, or Other Award grant, such price, if any, shall be determined by the Administrator.

(iv)Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
(b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:
(i)cash;
(ii)check;
(iii)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);
(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written (or electronic) instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;
(v)with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or
(vi)any combination of the foregoing methods of payment.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
(c)Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Award. Notwithstanding the foregoing, in no event will the fair market value of the Shares to be withheld or collected for the satisfaction of tax obligations pursuant to this Section 7(c) exceed the minimum amount required to be withheld unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Administrator. The Administrator shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.
8.Exercise of Award.
(a)Procedure for Exercise; Rights as a Stockholder.
(i)Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
(ii)An Award shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or Company designated brokerage firm in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).
(iii)Exercise of Award Following Termination of Continuous Service.
A.An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
B.Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.
C.Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
9.Conditions Upon Issuance of Shares.
(a)If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal, state or applicable non-U.S. laws.
(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
10.Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.
11.Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:
(a)In the event of a Corporate Transaction, any or all outstanding Awards shall be subject to the definitive agreement governing the Corporate Transaction. Such transaction agreement may provide, without limitation and in a manner that is binding on all parties, for (A) the assumption, substitution or replacement with equivalent awards of outstanding Awards (but in each case adjusted to reflect the transaction terms) by the surviving corporation or its parent, (B) continuation of outstanding Awards (but again adjusted to reflect the transaction terms) by the Company if the Company is a surviving corporation, (C) accelerated vesting, or lapse of repurchase rights or forfeiture conditions applicable to, and accelerated expiration or termination of, the outstanding Awards, or (D) settlement of outstanding Awards (including termination thereof) in cash. Except for adjustments to reflect the transaction terms as referenced above or, to the extent any Award or Shares are subject to accelerated vesting or lapse of restrictions approved by the Board or Committee upon specific events or conditions (and then only to the extent such acceleration benefits are reflected in the transaction agreement, the applicable Award Agreement or another written agreement between the Grantee and the Company), any outstanding Awards that are assumed, substituted, replaced with equivalent awards or continued

shall continue following the transaction to be subject to the same vesting or other restrictions that applied to the original Award. The Administrator need not adopt the same rules or apply the same treatment for each Award or Grantee.
(b)Notwithstanding anything herein to the contrary, in the event of a dissolution or liquidation of the Company, to the extent an Award has not been exercised or the Shares subject thereto have not been issued in full prior to the earlier of the completion of the transaction or the applicable expiration date of the Award, then outstanding Awards shall terminate immediately prior to the transaction.
(c)Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Nonstatutory Stock Option.
12.Effective Date and Term of Plan. The Plan shall become effective on November 4, 2025 and shall continue in effect for a term of ten (10) years from its effective date unless sooner terminated or suspended by the Board. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the date the Plan is first approved by the Board, or (ii) the date the Plan is approved by the Company’s stockholders. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.
13.Amendment, Suspension or Termination of the Plan.
(a)The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would:
(i)lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a), which, except in connection with the adjustments described in Sections 6(d), 10 or 11, are intended to prevent (A) the repricing of “underwater” Options and Stock Appreciation Rights by reducing the exercise price of an Option or Stock Appreciation Right and (B) the cancellation of an Option or Stock Appreciation Right in exchange for cash, another Award, or an Option or Stock Appreciation Right with a lower exercise price;
(ii)increase the benefits accrued to participants under the Plan;
(iii)increase the number of securities which may be issued under the Plan; or
(iv)modify the requirements for participation in the Plan.
(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee which, regardless of any suspension or termination, shall continue to be subject to the terms of the Plan.

14.Reservation of Shares.
(a)The Company, while the Plan is effective, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
15.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause.
16.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
17.Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted, excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
18.Plan History. On August 26, 2025, the Board adopted the Plan, effective as of the date of stockholder approval, which occurred on November 4, 2025 (the “Effective Date”). No grants will be made under the Prior Plan on or after the Effective Date, except that outstanding awards under the Prior Plan will continue unaffected following the Effective Date and will continue to be subject to the terms of the Prior Plan regardless of the termination of such Prior Plan with regard to new grants.
19.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
20.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
21.Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board or the Compensation Committee of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
22.Non-U.S. Grantees. In order to facilitate the making of any grant or combination of grants under this Plan, the Administrator may provide for such special terms for awards to Grantees who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
23.Recoupment/Clawback Provisions.
(a)Awards issued under the Plan are subject to the terms and conditions of the Lam Research Corporation Policy for the Recovery of Erroneously Awarded Compensation (effective December 1, 2023) and any other clawback provisions, policy or policies (if any) as may be in effect from time to time, including any that specifically implement section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Shares at any point may be traded) (collectively, the “Clawback Policy”), and applicable sections of any Award Agreement to which the Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Clawback Policy. Further, by accepting any Award under the Plan, each Grantee agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Grantee’s obligations to the Company pursuant to the Clawback Policy, and agrees (or has agreed) that the Company may enforce its rights under the Clawback Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Clawback Policy, from and after the effective date thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Grantee of any such amounts, including from such Grantee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(b)The Administrator may also specify in any Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including but not limited to, a breach by Grantee of any confidentiality or other restrictive covenants that may apply to Grantee.

24.Whistleblower Protection. Notwithstanding anything in the Plan or an Award Agreement to the contrary, (a) nothing in the Plan or in an Award Agreement or otherwise limits a Grantee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in the Plan or in an Award Agreement prevents a Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to section 21F of the Exchange Act.
25.Governing Law. To the extent not preempted by federal law, this Plan and the Awards issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflict of laws.
26.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantees. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Grantee nor any of a Grantee’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Grantee or for a Grantee’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Grantee to the Company or any of its Subsidiaries.
(c)If, at the time of a Grantee’s separation from service (within the meaning of Section 409A of the Code), (i) the Grantee will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
(d)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Grantee will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Grantee or for a Grantee’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries or Affiliates will have any obligation to indemnify or otherwise hold a Grantee harmless from any or all of such taxes or penalties.